EXHIBIT 99.2

[GRAPHIC OMITTED]
  TOMPKINS
   TRUSTCO INC.

                                                   For more information contact:
                                                 James J. Byrnes, Chairman & CEO
                                                      James W. Fulmer, President
                                                          Francis M. Fetsko, CFO
                                             Tompkins Trustco, Inc. 607.273.3210


                              For Immediate Release

Wednesday, July 19, 2006

                             Tompkins Trustco, Inc.
                        Announces Increased Cash Dividend

       ITHACA, NY - Tompkins Trustco, Inc. (TMP - American Stock Exchange)

Tompkins Trustco, Inc. announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.30 per share, payable on August 15, 2006, to common shareholders of record on August 3, 2006. The current dividend represents a 9.9% increase over the $0.273 cash dividend paid in the second quarter of 2006 (adjusted for 10% stock dividend paid on May 15, 2006).

Tompkins Trustco, Inc. is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc.


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